ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION TO DESIGNATE SERIES II
                         CONVERTIBLE PREFERRED STOCK OF
                          MERIDIAN USA HOLDINGS, INC.,
                              A FLORIDA CORPORATION
                      (PURSUANT TO SECTION 607.1006 OF THE
                        FLORIDA GENERAL CORPORATION ACT)
                               ___________________

The  undersigned,  Mark  Streisfeld  and  Alan  Posner  do  hereby certify that:

(i) They are the duly elected and acting President and Secretary, respectively, of Meridian USA Holdings, Inc., a Florida corporation (the "Corporation").They are the duly elected and acting President and Secretary, respectively, of Meridian USA Holdings, Inc., a Florida corporation (the Corporation).

(ii) Pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the Corporation's Articles of Incorporation (the "Certificate"), the Board on May 31, 2000 adopted the following resolutions creating a series of preferred stock designated as Series II Convertible Preferred Stock:

WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board is authorized by the Certificate to determine the powers, rights, preferences, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

WHEREAS, the Board desires, pursuant to its authority as aforesaid, to determine and fix the powers, rights, preferences, qualifications, limitations and restrictions relating to Series II Convertible Preferred Stock and the number of shares constituting, and the designation of, such series:

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Certificate, a series of Preferred Stock is hereby created, and the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, powers and restrictions relating to, such series of Preferred Stock as follows:

     1. Designation. The series of Preferred Stock of the Corporation shall be designated as "Series II Convertible Preferred Stock," $.01 par value per share (the "Series II Preferred Stock").

     2.   Authorized Number.   The number of shares constituting the Series II
Preferred Stock shall be Eight Thousand Five Hundred (8,500) shares. The rights, preferences, privileges, powers, restrictions and other matters relating to the Series II Preferred Stock set forth below are subject to the issuance of any subsequent series of preferred stock. The Board is also authorized to decrease the number of shares of Series II Preferred Stock prior or subsequent to the issue of that series, but not below the number of shares of Series II Preferred Stock then outstanding.

     3.   Dividend  Provisions.

          (a) General. When and as declared by the Board or as otherwise provided herein, and to the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential cumulative dividends to the holders of Series II Preferred Stock as provided in this
Section 3. Except as otherwise provided herein, dividends on each share of Series II Preferred Stock will accrue on a daily basis at the rate of 5.0% per annum, compounded quarterly, of the Liquidation Value thereof from and including the date of issuance of such share of Series II Preferred
Stock to and including the earliest of (i) the date on which such share of Series II Preferred Stock is converted into Common Stock in accordance with
Section 6, or (ii) the date on which such share of Series II Preferred Stock is redeemed in accordance with Section 5. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the corporation initially issues any share of Series
II Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times a transfer of such share of Series II Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share of Series II Preferred Stock. Any dividend declared pursuant to this Section 3(a) shall be declared and distributed among the holders of Series II Preferred Stock pro rata based on the number of shares of Series II Preferred Stock held by each such holder.

     Accrued and unpaid dividends shall be declared and paid in cash, from any source of funds legally available therefor, concurrently with the consummation of (i) a public offering of equity securities by the Corporation (other than equity securities registered pursuant to registration statements on Form S-4 or S-8 or any successor or similar forms), or (ii) a Designated Event.

     Each share of Series II Preferred Stock shall entitle the holder thereof to receive preferential dividends on the Series II Preferred Stock prior and in preference to any dividend with respect to all other shares of preferred stock and Common Stock - i.e., preferential dividends shall be declared and paid on all of the shares of Series II Preferred Stock of the Corporation prior to the declaration and payment of preferential dividend on any other series or class of preferred stock or Common Stock. No dividend shall be paid on any other series of preferred stock or the Common Stock unless and until the entire accrued preferential dividend provided for in this Section 3(a) shall have been paid or declared and a sum sufficient for the payment thereof set apart.

          (b) Participating Dividends. After the preferential dividends on the Series II Preferred Stock provided for in Section 3(a) and all other preferential dividends on all other series of Preferred Stock shall have been paid or declared and a sum sufficient for the payment thereof set apart, then the Corporation may (when, as and if declared by the Board) declare and distribute in such year dividends on the Common Stock; provided, however, that from and after such time as the holders of the Common Stock have received dividends on the Common Stock in an amount equal on a per share basis
(determined on an as-converted basis) to the preferential dividend paid or declared and set aside for payment pursuant to Section 3(a), no subsequent dividend on the shares of Common Stock shall be declared or paid unless and until a dividend of an equal amount per share (determined on an as-converted basis) is concurrently declared and paid to the holders of the Series II Preferred Stock.

          (c) Termination. The Corporation's obligation to pay dividends, including accumulated and unpaid dividends, with respect to the Series II Preferred Stock shall be extinguished on the Conversion Effective Date.

     4.   Liquidation  Preference.

          (a) Special Liquidation Payment. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series II Preferred Stock shall be entitled to receive, prior and in prefer ence to any distribution of any of the assets of the Corporation to the holders of any other series of preferred stock and the holders of Common Stock by reason of their ownership thereof, cash in an amount per share equal to the sum of (i) $1,000.00 for each outstanding share of Series II Preferred Stock (the "Original Series II Issue Price"), as adjusted for stock splits, stock dividends or recapitalizations of the Series II Preferred Stock, and (ii) an amount equal to all accrued but unpaid dividends, if any, in respect of such share (the "Accrued Dividends" and together with the Original Series II Issue
Price, the "Special Liquidation Payment"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series II Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series II Preferred Stock.

          (b) Distributions after Special Liquidation Payment. Upon the completion of the distribution required by Section 4(a) and any preferential distribution to the Series I Preferred Stock or any other series of preferred stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the Series II Preferred Stock and the holders of the Common Stock according to the number of shares of Common Stock (1) then held, with respect to holders of the Common Stock, and (2) into which the then outstanding shares of Series II Preferred Stock are then convertible, with respect to holders of the Series II Preferred Stock.

     5.   Redemption.

          (a)  Mandatory  Redemption.

              (i) The Corporation shall redeem on the tenth anniversary of the date of initial issuance of the Series II Preferred Stock, from any source of funds legally available therefore, in the manner provided in
Section 5(c), all outstanding shares of Series II Preferred Stock for cash in an amount per share equal to the Redemption Price.

              (ii)   If  there  remains  outstanding  any  Series  II
Preferred Stock on or after the occurrence of a Designated Event (such date, the "Redemption Trigger Date"), each of the holders of the then outstanding shares of Series II Preferred Stock shall have the right to require the Corporation to redeem all or any of such holder's shares of Series II Preferred Stock in accordance with this Section 5 for cash in an amount per share equal to the Redemption Price, such right being referred to as the "Redemption Right".

              The Corporation shall give each holder of record of Series II Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material change. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than fifteen (15) days after the Corporation has given notice of any material change provided for herein; provided, however, that such periods may be shortened upon the written consent of the Majority Preferred Stockholders.

              Within ten (10) days after the Redemption Trigger Date, the Corporation shall notify all holders of Series II Preferred Stock that the Redemption Right may be exercised, and each holder of Series II Preferred Stock shall have the right, exercisable by delivery of a Redemption Notice to the Corporation within thirty (30) days after receipt of such notice from the Corporation, to request that all or a portion of such holder's shares of Series II Preferred Stock be redeemed on the Redemption Date. The Corporation shall be obligated to redeem the total number of shares of Series II Preferred Stock requested to be redeemed in accordance herewith on the Redemption Date.

              In the event that the Corporation does not have sufficient funds legally available for redemption of the Series II Preferred Stock in accordance with this Section 5(a)(ii), the Corporation shall forthwith either:

                   (A) cause such closing to be postponed until such time as the requirements of this Section 5(a)(ii) may be complied with; or

                   (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series II Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 5(a)(ii).

          (b)  Optional  Redemption.

              (i) The Corporation may, at the option of the Board of Directors, redeem at any time on or after the third anniversary of the date of initial issuance of the Series II Preferred Stock, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(c), any or all of the shares of Series II Preferred Stock, for cash in an amount per share equal to the Redemption Price; provided that no optional redemption shall be made unless full, preferential dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series II Preferred Stock in accordance with
Section  3(a)  for  the  period  ending  on  the  Redemption  Date.

              (ii) In the event of a redemption pursuant to Section 5(b) (i) of only a portion of the then outstanding shares of Series II Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series II Preferred Stock, except that the Corporation may redeem such shares held by holders of fewer than 100 shares (or shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Corporation.

              (iii) (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any optional redemption of the Series II Preferred Stock pursuant to Section 5(b), written notice (the "Optional Redemption Notice") shall be given by first class mail, postage prepaid, to each holder of record on the record date fixed for such redemption of the Series II Preferred Stock at such holder's address as the same appears on the stock register of the Corporation. The Optional Redemption Notice shall state:

                          1.  the  Redemption  Price;

                          2.  whether all or less than all the outstanding
shares of the Series II Preferred Stock redeemable thereunder are to be redeemed and the total number of shares of such Series II Preferred Stock being redeemed;

                          3.  the  number  of  shares of Series II Preferred
Stock held, as of the appropriate record date, by the specific holder that the Corporation intends to redeem;

                          4.  the  Redemption  Date;

                          5.  that dividends on the shares of the Series II
Preferred Stock to be redeemed shall cease to accumulate on the Redemption Date unless the Corporation defaults in the payment of the amounts necessary for such redemption, in which case, dividends shall continue to accumulate until such payment is made.

          (c) Procedure. Each holder of Series II Preferred Stock shall surrender the certificate or certificates representing such shares of Series II Preferred Stock to the Corporation, duly endorsed, at the office of the Corporation or any transfer agent for the Series II Preferred Stock, and on the Redemption Date the full Redemption Price for such shares so surrendered shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof.

          (d) Inadequate Funds. In the event of a redemption pursuant to Section 5(a)(i) or 5(b), if the funds of the Corporation legally available for redemption of Series II Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series II Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of shares of Series II Preferred Stock ratably among the holders of such shares to be redeemed based upon the respective Redemption Price amounts then owed to each holder. Thereafter, when additional funds of the Corporation are legally available for the redemption of Series II Preferred Stock, such funds will be used to redeem the balance of the shares of the Series II Preferred Stock that the Corporation became obligated to redeem on such Redemption Date but which it has not redeemed (such redemptions to be made on a monthly basis).

          (e) Reissuance of Certificate. In case fewer than the total number of shares of Series II Preferred Stock represented by any certificate are redeemed in any installment, a new certificate representing the number of unredeemed shares of such of Series II Preferred Stock will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Series II Preferred Stock.

          (f)  Redeemed  or  Otherwise  Acquired  Shares.  Any shares of
Series II Preferred Stock that are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or otherwise transferred.

          (g) Termination. The rights of the Corporation and the holders of the Series II Preferred Stock under this Section 5 shall terminate and be of no effect upon the conversion of all shares of Series II Preferred Stock into Common Stock.

     6. Conversion. The holders of the Series II Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right  to  Convert.  Each  share  of  Series II Preferred
Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Special Liquidation Payment by (y) the Conversion Price, as adjusted from time to time in accordance with Sections 6(c), (d), (e), (f) and (g), in effect on the date the certificate is surrendered for conversion.

          (b) Mechanics of Conversion. Before any holder of Series II Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series II Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, but in no event later than three (3) business days thereafter, issue and deliver at such office to such holder of Series II Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series II Preferred Stock to be converted (except as otherwise provided in the immediately following sentence), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series II Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series II Preferred Stock shall not be deemed to have converted such Series II Preferred Stock until the closing of such sale of securities.

           (c) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series II Preferred Stock shall be subject to adjustment from time to time as follows:

                (i) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and issuable with respect to such Common Stock Equivalents.In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and issuable with respect to such Common Stock Equivalents.

               (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (d) Conversion Price Adjustments for Sale of Shares Below Conversion Price.

               (i) If at any time or from time to time after the Purchase Date hereof, the Corporation issues or sells, or is deemed by the express provisions of this Section 6(d) to have issued or sold, Additional Shares of Common Stock (as defined in clause (v) below)), other than upon a subdivision or combination of, or as a dividend or other distribution on, the Common Stock as provided in Section 6(c), for an Effective Price less than the then existing Conversion Price, then the Conversion Price shall independently be reduced, as of the opening of business on the date of such issue or sale, to the price determined by multiplying the then existing Conversion Price by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately preceding the date of such issue or sale, plus (2) the number of shares of Common Stock that the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable existing Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock; provided, however, that for the purposes of this clause (i), all shares of Common Stock that would be issuable upon conversion in full of all outstanding shares of Series I Preferred Stock shall be deemed to be outstanding.

               (ii) For the purpose of making any adjustment required under this Section 6(d), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deducting any expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale, (B) to the extent it consists of property, be computed as determined in good faith by the Board and the Majority Preferred Stockholders, and (C) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be.

               (iii) For the purpose of the adjustment required under this Section 6(d), if the Corporation issues or sells any Options to purchase Common Stock or any Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Options or Convertible Securities is less than the Conversion Price then in effect, the Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities, plus, in the case of such Options, the minimum amount of consideration, if any, payable to the Corporation upon the exercise of such Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such Options or Convertible
Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities. If the purchase price provided for in any Option or the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price that would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(d), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Convertible Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, however, that no such change shall at any time cause the Conversion Price thereunder to be increased. If any such Options issued after the date hereof or the conversion privilege represented by any such Convertible Securities issued after the date hereof shall expire without having been exercised, the Conversion Price, adjusted upon the issuance of such Options or Convertible Securities issued after the date hereof shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (iv) For the purpose of the adjustment required under this Section 6(d), if the Corporation issues or sells any Options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price in effect, the Corporation shall be deemed to have issued at the time of the issuance of such Options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such Options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such Options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such Options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such Options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such Options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. If the purchase price provided for in any Option or the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price that would have been in effect at such time had such option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(d), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Series II Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price thereunder to be increased. The provisions of clause (iii) above for the readjustment of the Conversion Price upon the expiration of Options or the rights of conversion of Convertible Securities shall apply, the necessary changes having been made, to the Options and Convertible Securities referred to in this subpart (iv).

               (v) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the date hereof, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock issued (A) upon conversion of the Preferred Stock; (B) to officers, employees or directors of, or consultants, contractors and advisors to, the Corporation or any subsidiary pursuant to any stock purchase or stock option plans or other awards, contracts or arrangements that are approved by the Board, and the Majority Preferred Stockholders which when added together with all such other plans, awards, contracts, or arrangements, if not to exceed [2 %] shares of Common Stock in the aggregate; (C) a stock split or stock dividend; or (D) pursuant to Options, warrants, notes or other rights, if any, to acquire securities of the Corporation, that are in existence on the date the first shares of Series II Preferred Stock are issued hereunder (other than Options, warrants or shares issued under plans or arrangements described in clause (B)).

               (vi)  The  "Effective Price" of Additional Shares of
Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 6(d), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 6(d), for such Additional Shares of Common Stock.

          (e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 6(d), then, in each such case for the purpose of this Section 6(e), the holders of the Series II Preferred Stock shall be entitled to a share of any such distribution in accordance with Section 3 as though they were the holders of the number of shares of Common Stock into which their shares of Series II Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

          (f) Recapitalizations. If any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision provided for elsewhere in this Section 6 or a combination or merger or sale of assets transaction for which the Corporation is not obligated to pay the Special Liquidation Payment pursuant to Section 4) provision shall be made so that the holders of the Series II Preferred Stock shall thereafter be entitled to receive upon conversion of the Series II Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series II Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series II Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) No Impairment. The Corporation will not, by amendment of the Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series II Preferred Stock against impairment.

          (h)  No  Fractional  Shares and Certificate as to Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series II Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward) determined on the basis of the total number of shares of Series II Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Within fifteen (15) days following the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series II Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series II Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series II Preferred Stock.

               (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series II Preferred Stock, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation  of Stock Issuable Upon Conversion.  The
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series II Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series II Preferred Stock; provided that, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series II Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series II Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate; and provided, further that if at any time after the first anniversary of the date of initial issuance of the Series II Preferred Stock (i) the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series II Preferred Stock or (ii) the Corporation fails for any other reason to honor the request of a holder of Series II Preferred Stock to convert shares of Series II Preferred Stock into shares of Common Stock pursuant to Section 6, in addition to such other remedies as shall be available to the holder of such Series II Preferred Stock, the Corporation shall pay to the holder of such Series II Preferred Stock liquidated damages in cash in an amount equal to three percent (3%) of the then current Special Liquidation Payment for each thirty (30) day period or portion thereof that such condition continues.

               (i) Notices. Any notice required or permitted by the provisions of this Section 6 to be given to the holders of shares of Series II Preferred Stock shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) three (3) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     7.   Voting  Rights.

         (a)  General.  The holder of each share of Series II Preferred
Stock shall have the right to one (1) vote for each share of Common Stock into which such holder's shares of Series II Preferred Stock could then be converted, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote together as a single class with the holders of Common Stock (and any other series of Preferred Stock entitled to vote together as a single class with the holders of Common Stock) with respect to any question upon which holders of Common Stock have the right to vote. Except as provided in Sections 7(b) and 7(c) or as required by applicable law, the Series II Preferred Stock shall not vote as a separate class on any matter submitted to a stockholder vote. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (b) Director. Notwithstanding any provision of Section 7(a) to the contrary, so long as 1,000 shares of Series II Preferred Stock are outstanding, the holders of the outstanding shares of Series II Preferred Stock, voting separately as a single series, in person or by proxy, shall be entitled to elect one member of the Board (or at the option of the Majority Preferred Stockholders, to appoint one observer to the Board, such observer to receive all notices, information and other materials as if such observer was a member of the Board) and, subject to the provisions of the Certificate and of any other certificate of designations relating to any other series of preferred stock, the holders of the Common Stock, the Series II Preferred Stock and any other series of preferred stock entitled to vote as a single class with the holders of Common Stock, voting together as a single class, shall be entitled to elect the remaining members of the Board.

          (c) Series II Preferred Stock Vote Required. Notwithstanding any provision of Section 7(a) to the contrary, so long as any shares of Series II Preferred Stock are outstanding without first obtaining Preferred Stock Approval, the Corporation shall not:

               (i) amend, alter or repeal the Certificate, Bylaws, and this Designation, in a manner adverse to the holders of Series II Preferred Stock, including, without limitation, any increase in the total number of authorized shares of Series II Preferred Stock.

               (ii) create, incur, assume or suffer to exist any Indebtedness in excess of $5,000,000;

               (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible or exercisable for an equity security, on parity with or senior to the Series II Preferred Stock as to dividend rights, liquidation preferences, voting rights, redemption or conversion rights;

               (iv) purchase, redeem, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of the Corporation's equity securities, other than redemptions of shares of Series II Preferred Stock pursuant to Section 5;

               (v) declare or pay any dividend or other distribution, direct or indirect (or set apart any sum for such purpose) whether in cash, indebtedness or other assets or securities, upon the Corporation's equity securities other than a dividend or distribution on the Series II Preferred Stock;

               (vi) enter in to an agreement to effect any sale, lease, assignment, transfer or other conveyance of any material assets of the Corporation, or any merger, material acquisition, reorganization, or recapitalization involving the Corporation other than the ordinary course of business consistent with past practice;

               (vii) enter into a single transaction or series of transactions with an Affiliate of the Corporation the aggregate value of which exceeds $100,000 in any fiscal year.

               (viii) enter into a line of business that is unrelated to the Company's line of business as it existed on the Purchase Date or otherwise substantially change or modify the Corporation's line of business as it existed on the Purchase Date;

               (ix) purchase, lease or otherwise acquire assets or make other capital expenditures in a single transaction or series of transactions with an aggregate fair market value in excess of $750,000 in any fiscal year;

               (x) increase the salary, wages or other compensation of any officer, employee or consultant of the Corporation, establish or modify the salary ranges, guidelines or similar provisions in respect of any benefit plan, employment-related contract or other employee compensation arrangement;

               (xi)  make any payments or otherwise provide compensation
to any Affiliates, directors, officers or employees under management, consulting, advisory, severance, employment or similar agreements or other arrangements if the aggregate amount of such payments and other compensation paid or payable thereunder during or for any fiscal year of the Company exceeds
$      in  any  such  fiscal  year;

               (xii)  directly  or  indirectly, pay or make a commitment
to pay any severance or termination pay to any officer, employee or agent who is directly or indirectly a stockholder of the Corporation other than as required by contracts or agreements existing on the Purchase Date or in the event such
amounts  do  not  exceed  $     in  any  such  fiscal  year;

               (xiii) make or permit to remain outstanding any Investments exceeding $ in any fiscal year other than loans, advances or other extensions of credit in the nature of deposits with or advance payments to subcontractors, suppliers and other made in the ordinary course of business consistent with past practice;

               (xiv)  make  any Investment in an Affiliate, transfer any
assets or property to an Affiliate, merge into or consolidate with or purchase or acquire assets or property from an Affiliate, guarantee or assume any
Indebtedness or other obligation of an Affiliate, enter into any other transaction, directly or indirectly, with or for the benefit of an Affiliate, unless such transaction or series of related transactions are (i) between the Company and a wholly-owned subsidiary or two wholly-owned subsidiaries of the Company, or (ii) on arms-length terms and do not exceed $ in the aggregate in any fiscal year;

               (xv) effect any liquidation, dissolution or winding up of the Corporation; and

              (xvi) authorize or issue, or obligate itself to issue, any equity security (including options, warrants and other similar rights) other than pursuant to the Corporation's [Stock Option Plan] as such plan is in effect on the date hereof or pursuant to the conversion of the Preferred Stock or the exercise of warrants outstanding on the Purchase Date, or authorize or issue shares of the Common Stock pursuant to such stock option/stock issuance plan in an aggregate amount in excess of 1,000,000 shares of Common Stock.

     8.   Status  of  Converted Stock.  In the event any shares of Series
II Preferred Stock shall be converted pursuant to Section 6, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     9.     Definitions.

    "Additional Shares of Common Stock" shall have the meaning set forth in Section 6(d)(v).

     "Affiliate" means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation.

     "Board"  shall  mean  the  Corporation's  Board  of  Directors.

     "Certificate" shall mean the Corporation's articles of incorporation, as from time to time in effect.

     "Change of Control" means the occurrence of one or more of the following events:(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; (ii) any other person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing greater than 50% of the aggregate ordinary voting power for the election of directors of the Corporation; or (iii) during any two-year period the directors who constituted the Board at the beginning of such period, (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Corporation was approved by a vote of at least a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

     "Common  Stock Equivalents" shall mean Options and  Convertible Securities.

     "Conversion Effective Date" shall mean, with respect to each share of Series II Preferred Stock, the date so elected by the holder of such share of Series II Preferred Stock pursuant to Section 6.

     "Conversion Price" means initially $1.70 per share of Common Stock; provided, however, that the Conversion Price shall be subject to adjustment as provided in Section 6; and provided further, that on the first anniversary of the Purchase Date the Conversion Price shall be reset to the lower of (x) the Conversion Price per share of Common Stock, as adjusted pursuant to Section 6, on the first anniversary of the Purchase Date and (y) the average of the closing prices of the Common Stock for the ten-day period ending on the first anniversary of the Purchase Date.

     "Conversion  Rights"  shall  have  the  meaning  set  forth in Section 6.

     "Convertible Securities" means securities convertible into or exchangeable for Common Stock.

     "Corporation"  means  Meridian  USA Holdings, Inc., a Florida corporation.

     A "Designated Event" means (i) the acquisition of the Corporation by Another entity (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), (ii) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation, (iii) a sale of [all or substantially all] of the outstanding equity securities of the Corporation (whether pursuant to a merger, consolidation, recapitalization, share purchase or otherwise), or (iv) any other transaction or series of related transactions resulting in a Change of Control of the Corporation. "Effective Price" shall have the meaning set forth in Section 6(d)(vi). "Indebtedness" means all liabilities, contingent, fixed or otherwise, (a) for borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or representing the deferred portion of the purchase price of any property, (c) secured by a lien, encumbrance or security interest upon property owned by the Corporation or its subsidiaries, or (d) relating to a capitalized lease obligation.

     "Investment" means all investments in any Person (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances, capital contributions, transfers of assets outside the ordinary course of business consistent with past practice, purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Liquidation Value" shall mean, as to each share of Series II Preferred Stock, the Original Series II Issue Price, as adjusted for any stock split, Combination or subdivision.

     "Majority Preferred Stockholders" means holders of more than 50% of the outstanding Series II Preferred Stock.

     "Options" means any grant, issue or sale by the Corporation of any warrants, options or other rights to subscribe for or to purchase Common Stock or Convertible Securities.

     "Original Series II Issue Price" shall have the meaning set forth in
Section 4(a).

     "Permitted Holders" means Alan Posner, Mark Streisfeld and their respective Affiliates.

     "Preferred Stock" means the Series I Preferred Stock and the Series II Preferred Stock.

     "Preferred Stock Approval" means an affirmative vote, at a meeting or by written consent, of the holders of more than 50% of the outstanding Series II Preferred Stock.

     "Purchase Date" means the date upon which shares of Series II Preferred Stock are first issued.

     "Redemption Date" means the date 45 days after the date of any Redemption Notice.

     "Redemption Notice" means a written notice by one or more holders of the Series II Preferred Stock to the Corporation stating their intention to exercise the Redemption Right and the number of each such holder's shares of the Series II Preferred Stock to be redeemed.

     "Redemption Price" means the per share Special Liquidation Payment calculated as of the Redemption Date.

     "Redemption  Right"  shall  have  the  meaning  set  forth  in Section 5.

     "Redemption  Trigger  Date"  shall have the meaning set forth in Section 5.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, or any similar United States federal statute.

     "Series I Preferred Stock" means the Series I Convertible Preferred Stock, $1.00 par value per share, of the Corporation.

     "Series II Preferred Stock Purchase Agreement" means that certain Series II Convertible Preferred Stock Purchase Agreement dated as of June 16, 2000, by and among the Corporation and those certain purchasers signatory thereto.

     "Series II Preferred Stock" shall have  the meaning set forth in Section 1.

     "Stockholders Agreement" means that certain Stockholders Agreement dated as of June 16, 2000, by and among the Corporation, certain holders of Common Stock signatory thereto, certain holders of Series I Preferred Stock signatory thereto, and each purchaser of Series II Preferred Stock pursuant to the Series II Preferred Stock Purchase Agreement.

     "Special Liquidation Payment" shall have the meaning set forth in Section 4(a).
***
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designations on June 16, 2000, and hereby certify under penalties of perjury that the Certificate of Designations is the act and deed of the Corporation, and that the statements therein are true.

                                                           /s/  Mark  Streisfeld
                                                           ---------------------
                                                           Mark  Streisfeld
                                                           President

                                                           /s/  Alan  Posner
                                                           -------------------

                                                           Alan  Posner
                                                           Secretary